EXHIBIT 10.8

                                 MEDTRONIC, INC.

                      POSTRETIREMENT SURVIVOR BENEFIT PLAN



                                   I. RECITALS
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         1.01 Name and Dates. On June 24, 1987, the Board of Directors of
Medtronic, Inc. (the "Company") approved and adopted the Medtronic, Inc. Postretirement Survivor Benefit Plan as subsequently revised as authorized by the Board (the "Plan"), effective as of such date, and as hereinafter set forth.

         1.02 Purpose. The purpose of the Plan is to provide survivor benefits to certain eligible retired officers of the Company.

         1.03 Description. The Plan is intended to be (and shall be construed and administered as) an employee benefit pension plan under the provisions of the Employee Retirement Income Security Act of 1974, as amended, which is unfunded and maintained by the Company for the purpose of providing deferred compensation for a select group of management or highly-compensated employees in the form of postretirement survivor benefits.

         The obligation of the Company to make payments under this Plan constitutes an unsecured (but legally enforceable) promise of the Company, and no person shall have any lien, prior claim or other security interest in any property of the Company as a result of this Plan. The limitations set forth in this paragraph are subject to the provisions of Article V, however.

                                 II. DEFINITIONS
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         2.01 Definitions. As used in this Plan, the following terms have the meanings indicated below:

         (a) "Beneficiary" means the beneficiary or beneficiaries designated by a retired officer to receive survivor benefits hereunder in such proportions as designated by the retired officer. Any such designation shall be on a form provided by the Company and filed with the Company before the retired officer's death. The retired officer may change such designation from time to time and the last written designation filed with the Company prior to the retired officer's death will control. If the retired officer fails to specifically designate a beneficiary, if no designated beneficiary survives the retired officer, or if all designated beneficiaries who survive the retired officer die before complete payment of benefits is made, any remaining benefit shall be paid to the retired officer's surviving spouse, or if there is no surviving spouse, to the retired officer's issue, taking by right of representation from such retired officer's natural and adoptive children, or if there is no surviving issue, to the legal representatives of the retired officer's estate.

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         (b) "Committee" means the Compensation Committee of the Board of
         Directors of the Company or any successor committee appointed by the Board of Directors to perform substantially similar functions.

         (c) "Company" means Medtronic, Inc. and its successors and assigns, by merger, purchase or otherwise.

         (d) "Event" means an event of change in control of the Company as defined in Section 3.l(b)(l) through (3) of the Trust.

         (e) "Officer" means an individual who is elected as an officer of the Company by the Board of Directors of the Company or an individual who is appointed as an officer of the Company by the Chief Executive Officer of the Company.

         (f) "Prime Rate" means the prime rate of interest which is quoted by Norwest Bank Minneapolis, N.A. as its prime rate, determined each calendar quarter as the average of the daily prime rates in effect throughout such calendar quarter, averaged for the number of days for which such prime rates are quoted during such calendar quarter. The prime rate for any fractional calendar quarter shall be determined as the average of the daily prime rates in effect throughout such fractional quarter, averaged for the number of days during such fractional quarter for which such prime rates are quoted.

         (g) "Preretirement Salary" means the individual's annualized salary from the Company, based upon the individual's rate of salary in effect immediately prior to retirement.

         (h) "Retired Officer" means an officer who terminates employment with the Company under circumstances constituting retirement.

         (i) "Retirement" means a voluntary or involuntary termination of employment with the Company (other than an involuntary termination for any act or acts constituting a felony and substantially detrimental to the Company or its reputation) after attaining age 62 or after attaining age 55 and completing ten years of service with the Company.

         (j) "Trust" means the Medtronic, Inc. Compensation Trust Agreement, as amended from time to time.

                          III. ELIGIBILITY FOR BENEFITS
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         3.01 Eligibility for Benefits. Each officer of the Company who terminates employment with the Company under circumstances constituting retirement shall be eligible for survivor benefits under the Plan as a retired officer.

                              IV. SURVIVOR BENEFITS
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         4.01 Amount of Benefit. Survivor benefits shall be paid upon the death of each retired officer in an amount equal to one times the retired officer's preretirement salary.

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         4.02 Payment of Benefit. The Company shall pay the survivor benefit referred to in Section 4.01 to the retired officer's beneficiary in the form of a single sum distribution as soon as reasonably practicable following the death of the retired officer, but in no event later than 45 days after the date of death.

         4.03 Source of Benefits. Except as provided in Article V, the Company's obligation to pay the survivor benefits referred to in Section 4.01 shall constitute an unfunded obligation, and the position of any officer, retired officer or his or her beneficiary with respect to the payment of survivor benefits is that of a general unsecured creditor of the Company. Nothing contained in the Plan and no action taken under this Plan shall require or be construed to require the establishment of a trust of any kind (except as provided in Article V) or the purchase of life insurance for the payment of survivor benefits hereunder.

                         V. EVENTS OF CHANGE IN CONTROL
                           ----------------------------

         5.01 Plan Subject to this Article. The provisions of this Article, to the extent applicable, shall control notwithstanding any other provisions of this Plan to the contrary.

         5.02 Obligation to Fund Trust and Payments From Trust. If the Company determines that it is probable that an Event may occur within the six-month period immediately following the date of determination or if an Event in fact occurs in those situations where the Company has not otherwise made such a determination, the Company shall make a contribution to the Trust (if in existence at the date of determination or the date of an Event, as the case may
be) in accordance with the provisions of the Trust. Solely for purposes of determining the amount of such contribution (but in no way in limitation of the Company's liability under the Plan as determined under other provisions of the
Plan), the Company's total liability under this Plan shall be equal to the dollar amount of survivor benefits payable or which may become payable with respect to all individuals who are officers or retired officers of the Company as of the date of such determination or the date of the Event, as the case may be, whether or not any such individual has actually retired or has met the applicable age and service requirements for retirement at such date plus the dollar amount of any survivor benefits under the Plan which have not yet been paid with respect to any retired officer who died prior to the date of determination or the date of the Event, as the case may be. All such contributions shall be made as soon as possible after such determination or the date of the Event, as the case may be, and shall be in cash or property valued at fair market value. The value of the survivor benefit with respect to an officer who has not yet retired as of the date of determination or the date of the Event, as the case may be, shall be determined with reference to the officer's annualized salary from the Company, based upon the individual's rate of salary in effect immediately prior to the date of determination or the date of the Event, as the case may be. Further, the Company may, in its discretion, make other contributions to the Trust from time to time for purposes of providing benefits hereunder, whether or not an Event has occurred or may occur.

         Notwithstanding the foregoing, any contributions to the Trust, as well as any income or gains thereon, shall be at all times subject to the provisions of the Trust, including but not limited

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to the provisions permitting a return to the Company of such contributions and income and gains thereon in certain circumstances.

         Payment of survivor benefits under the Plan with respect to those officers, retired officers and their beneficiaries for whom contributions to the Trust have been made shall be paid first from the Trust in accordance with the terms of the Trust, but, to the extent not paid by the Trust, shall be paid by the Company.

         5.03 Legal Fees and Expenses. The Company shall reimburse a retired officer, an officer who has not yet terminated employment with the Company but who otherwise meets the conditions for retirement, and a retired officer's beneficiary for all reasonable legal fees and expenses incurred after the date of any Event in seeking to obtain or preserve any right or benefit provided by the Plan.

         5.04 Late Payment and Additional Payment Provisions. If after the date of an Event there is a delay in the payment of survivor benefits under the Plan beyond the final date for payment provided in Section 4.02, the survivor benefits otherwise payable to the retired officer's beneficiary shall be increased by an amount equal to the stated interest which shall be credited to such survivor benefits from the final date for payment provided in Section 4.02 through the date that payment of such survivor benefits (plus such credited interest) is actually made to the retired officer's beneficiary, compounded quarterly on a calendar year basis. The amount of stated interest to be so credited shall be equal to the lesser of (a) the prime rate plus five percentage points, or (b) the prime rate multiplied by two. In the event that stated interest is to be credited for some period less than a full calendar quarter, the stated interest shall be determined and compounded for the fractional quarter. The increase in survivor benefits payable by the crediting of such stated interest represents a late payment penalty for the delay in payment.

         Any payment of benefits by the Company after the final date for payment provided in Section 4.02 shall be applied first against any applicable late payment penalty and next against the benefit amount itself.

         The beneficiary of the retired officer shall be entitled to the payment of survivor benefits plus the late payment penalty referred to hereinabove first from the Trust and secondarily from the Company, as otherwise provided in
Section 5.02.

                                VI. MISCELLANEOUS
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         6.01 Administration of Plan. The Committee has full power and authority to administer the Plan and to establish rules and procedures for the operation of the Plan. The Committee may delegate to one or more committees or individuals any of its authority, power to exercise discretion, duties or responsibilities under the Plan other than its power to amend or terminate the Plan under Section
6.02. The Committee shall be considered the named fiduciary of the Plan for purposes of Section 402(a)(2) of the Employee Retirement Income Security Act of 1974, as amended.

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         6.02 Amendment and Termination. The Committee has power to amend or terminate the Plan in any respect, including, but not by way of limitation, the power to reduce or terminate survivor benefits with respect to any individual otherwise covered under the Plan. Provided, however, that the Committee may not amend or terminate the Plan in any manner so as to reduce, eliminate or otherwise impair the survivor benefits with respect to any individual who has terminated under circumstances constituting retirement or who is actively employed by the Company but who otherwise meets the conditions for retirement on or prior to the date the Plan is so amended or terminated. Further, the Committee may not amend or terminate the Plan after the date of an Event of change in control of the Company in any manner so as to reduce, eliminate or otherwise impair survivor benefits under the Plan with respect to any individual who is an officer or retired officer immediately prior to the date of an Event of change in control, whether or not such individual has retired or qualified for retirement prior to the date of such amendment or termination.

         6.03 No Assignment. No person shall have the power to transfer, assign, anticipate, mortgage or otherwise encumber or dispose of in advance any interest in amounts payable hereunder or any of the payments provided for herein, nor shall any interest in amounts payable hereunder or in any payments be subject to seizure for payment of any debts, judgments, alimony or separate maintenance, or be reached or transferred by operation of law in the event of bankruptcy, insolvency, or otherwise.

         6.04 Successors and Assigns. The provisions of this Plan are binding upon and inure to the benefit of the Company, its successors and assigns, by merger, purchase or otherwise, and the officers and retired officers and their beneficiaries, heirs and personal representatives.

         6.05. Claims Procedure. The Committee or its delegate shall provide adequate notice in writing to any officer or retired officer or his or her beneficiary whose claim for benefits under the Plan has been denied, setting forth the specific reasons for such denial. The Committee or its delegate shall afford a reasonable opportunity to any such individual whose claim for benefits has been denied for a full review by the Committee or its delegate of the decision denying the claim.

         6.06. Governing Law. This Plan shall be subject to and construed in accordance with the laws of the State of Minnesota to the extent not preempted by the provisions of the Employee Retirement Income Security Act of 1974, as amended.